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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
               (Date of earliest event reported): October 31, 2001



                          Delano Technology Corporation
               (Exact Name of Registrant as Specified in Charter)



      Ontario, Canada                333-94505                  98-0206122
(State or Other Jurisdiction of     (Commission                (IRS Employer
      Incorporation)                File Number)             Identification No.)


           302 Town Centre Boulevard
            Markham, Ontario, Canada                              L3R 0E8
    (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (905) 947-2222
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Item 5.       OTHER EVENTS.

         On October 31, 2001, Delano Technology Corporation (the "Company") announced that the Company has named Vikas Kapoor as the Chief Executive Officer of the Company and certain subsidiaries of the Company. Mr. Kapoor has served as a member of the Company's Board of Directors since July 2001. Prior to accepting the position of CEO of the Company, Mr. Kapoor was Chairman and Chief Executive Officer of Opera Ventures, a privately held firm which specializes in turnarounds and restructurings. As an essential inducement to his employment, the Company granted Mr. Kapoor 4,230,000 common shares, which vest over 30 months, subject to accelerated vesting in the event of a business combination and upon other events specified in the Restricted Share Agreement. Copies of the related press release and the relevant agreements entered into between the Company and Mr. Kapoor are attached as an exhibits hereto and are incorporated by reference herein.

Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

         99.1     Press Release dated October 31, 2001.

         99.2 Employment Agreement by and between the Company and Vikas Kapoor, dated as of October 5, 2001.

         99.3 Restricted Share Agreement by and between the Company and Vikas Kapoor, dated as of October 5, 2001.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.

                                                DELANO TECHNOLOGY CORPORATION
Toronto, Ontario
October 31, 2001

                                                By:/s/ David Lewis
                                                   _____________________________
                                                   David Lewis
                                                   Vice President, Legal &
                                                   General Counsel




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                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release dated October 31, 2001.

99.2 Employment Agreement by and between the Company and Vikas Kapoor, dated as of October 5, 2001.

99.3 Restricted Share Agreement by and between the Company and Vikas Kapoor, dated as of October 5, 2001.



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